                                                            Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                                 by and between

             HIS ASIA, PTE. LIMITED, HOTEL INFORMATION SYSTEMS, INC.

                                       and

                    HOSPITALITY SERVICES & SOLUTIONS PTE LTD.
                              AND ITS SUBSIDIARIES
                                AND SHAREHOLDERS

                           Dated as of June 23, 2002


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                                TABLE OF CONTENTS


                                    ARTICLE I
                                Purchase and Sale

1.1  Purchase and Sale...............................................................         6
1.2  Purchase Price..................................................................         6
1.3  Payment of Purchase Price and Other Obligations.................................         6
1.4  Closing.........................................................................         6

                                   ARTICLE II

           Representations and Warranties of HSS, the HSS Subsidiaries
                            and the HSS Shareholders

2.1  Organization and Authority......................................................         7
2.2  Noncontravention................................................................         8
2.3  No Governmental Consent or Approval Required....................................         8
2.4  Subsidiaries of the HSS Subsidiaries............................................         8
2.5  Capitalization of HSS...........................................................         8
2.6  Financial Statements............................................................         8
2.7  Undisclosed Liabilities.........................................................         9
2.8  Absence of Certain Developments.................................................         9
2.9  Title to Properties.............................................................         9
2.10  Contracts......................................................................        10
2.11  Litigation.....................................................................        10
2.12  Compliance with Law; Governmental Permits......................................        10
2.13  Employee Benefit Plans.........................................................        11
2.14  Certain Interests..............................................................        11
2.15  Intercompany and Related Party Transactions....................................        12
2.16  No Brokers or Finders..........................................................        12
2.17  Environmental Matters..........................................................        12
2.18  HSS Shareholder's Breach of Representations and Warranties - Post Closing......        12

                                   ARTICLE III

                     Representations and Warranties of HIS Asia and HIS

3.1  Organization and Authority......................................................        13
3.2  Noncontravention................................................................        13
3.3  No Governmental Consent or Approval Required....................................        13
3.4  Financial Capability............................................................        14


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
                                   ARTICLE IV
                                    Covenants

4.1  Due Diligence and Access........................................................        14
4.2  Conduct of Business.............................................................        14
4.3  Commercially Reasonable Efforts; Government Approvals...........................        15
4.4  Confidentiality.................................................................        16
4.5  Employee Benefits; Employees....................................................        16
4.6  Insurance ......................................................................        17
4.7  Local Laws Relating to Corporate Changes in Control and Personnel...............        17

                                    ARTICLE V
                                   Tax Matters

5.1  Definitions.....................................................................        17
5.2  Tax-Related Representations and Warranties......................................        17
5.3  Liability for Taxes and Related Matters.........................................        18
5.4  Tax Returns.....................................................................        19
5.5  Transfer Taxes..................................................................        19
5.6  Information to be Provided by the Purchaser.....................................        19
5.7  Tax Proceedings.................................................................        19
5.8  Assistance and Cooperation......................................................        20
5.9  Survival, Etc...................................................................        20

                                   ARTICLE VI
                              Conditions to Closing

6.1  Conditions to the Obligations of the Purchaser..................................        20
6.2  Conditions to the Obligations of HSS............................................        21

                                   ARTICLE VII
               Investment Representations and Shareholder Rights

7.1  Shareholder's Investment Representations .......................................        22
7.2  Accredited Investor.............................................................        23
7.3  Purchaser Information...........................................................        23
7.4  HIS Asia and MAI Shares Legend..................................................        23
7.5  Purchaser's Investment Representations..........................................        23
7.6  Shareholder's Agreement.........................................................        24


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
7.7  Registration of MAI Common Stock................................................        24

                                  ARTICLE VIII

                                 Indemnification

8.1  Survival of Representations, Warranties, Covenants and Agreements...............        24

                                   ARTICLE IX

                               Certain Definitions

9.1  Certain Definitions.............................................................        24

                                    ARTICLE X

                                  Miscellaneous

10.1  Amendments.....................................................................        27
10.2  Assignment.....................................................................        27
10.3  Notices........................................................................        28
10.4  Severability...................................................................        29
10.5  Governing Law..................................................................        29
10.6  Interpretation.................................................................        29
10.7  Entire Agreement...............................................................        30
10.8  Publicity and Confidentiality..................................................        30
10.9  Expenses.......................................................................        30
10.10  No Third Party Beneficiaries..................................................        30
10.11  Jurisdiction; Arbitration; Waivers............................................        30
10.12  Counterparts..................................................................        31

                                    EXHIBITS

A.             Opinion of HSS' Counsel
B.             HSS Closing Certificate
C.             Opinion of Purchaser's Counsel
D.             Purchaser's Closing Certificate
E.             Shareholder's Agreement

                                    SCHEDULES

0.1            HSS Subsidiaries
2.4(a)         Exceptions to Qualification to do Business
2.4(b)         Directors and Executive Officers of HSS
2.4(c)         List of Subsidiaries of HSS Subsidiaries
2.9(a)         Personal Property
2.9(b)         Real Property (Including Premises Lease)
2.10(a)        Agreements
2.10(b)        Consents, Approvals and Waivers Relating to Material Contracts
2.11           Litigation
2.12           Compliance with Law
2.13           Employee plan exceptions
2.13(a)        List of Employee Benefit Plans
2.14           Certain Interests
2.15           Intercompany and Related Party Transactions
2.17           Environmental Matters
5.2(a)         Tax sharing agreements, etc.
5.2(b)         Tax Returns, etc.

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT dated as of June ___, 2002, is made by and between HIS Asia, Pte. Limited, a Singapore Corporation ("HIS ASIA") and Hotel Information Systems, Inc., a Delaware corporation ("HIS"), MAI Systems Corporation, a Delaware corporation ("MAI")(HIS Asia and HIS are referred to collectively herein as the "Purchaser"), and Hospitality Services & Solutions, Pte Ltd., a Singapore limited liability company ("HSS") and its subsidiaries, Hospitality Solutions (Malaysia) Sdn Bhd, a Malaysian company; HSI (Thailand) Ltd., a Thai company; and Marlin Business Systems Pte Ltd, a Singapore company (collectively, "HSS Subsidiaries") and the shareholders of HSS, Harbans Singh and Regional Investment Co. Ltd., a Singapore company (collectively, "HSS Shareholders").

                                    RECITALS

               A. Harbans Singh, an Individual residing in Singapore (the "Individual Shareholder") and Regional Investment Co. Ltd., a Singapore company (the "Corporate Shareholder")(the Individual Shareholder and the Corporate Shareholder are referred to collectively herein as the "HSS Shareholders") own 200,000 shares representing 100% of the issued and outstanding capital stock of HSS (the "Stock"). HSS owns the percentage interests in the HSS Subsidiaries as set forth on Schedule 0.1 attached hereto.

               B. For purposes of this Agreement, the Stock shall also include HSS' ownership interest in each of HSS's subsidiaries existing on the Closing Date as set forth on Schedule 0.1 attached hereto, through which a significant portion of the Business is conducted. As used herein the term "Business" shall include the business and operations of HSS and the HSS Subsidiaries. HSS and the HSS Subsidiaries are engaged in the Business of developing, selling and supporting products that serve the hospitality and lodging industry (this and other capitalized terms shall have the meanings assigned to such terms in
Article IX).

               C. The Purchasers desires to purchase the Stock, and HSS Shareholders desire to sell the Stock to the Purchaser, all on the terms and conditions set forth herein.

               D. HIS Asia, the successor to Purchasers' hospitality businesses servicing Asia and Australia, including Hotel Information Systems Pte Ltd., a Singapore Company; HIS Solutions Malaysia Sdn Bhd, a Malaysian company; Hotel Information Systems, Ltd., a Hong Kong company; and Boss Solutions Limited, a Hong Kong company, has been formed to continue the Business on and after the Closing hereinafter described.


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               NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                Purchase and Sale

               I.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the HSS Shareholders shall sell to the Purchaser, and the Purchaser shall purchase from the HSS Shareholders, all of their right, title and interest in and to the Stock, free and clear of all Liens (as defined in Article IX.1). Any reference herein to the transfer of the Stock or similar reference shall be deemed to include the transfer of the shares of each of the HSS Subsidiaries owned by HSS and their ownership interest in their own subsidiaries as listed on Schedule 2.4(c). The HSS Shareholders shall deliver at the Closing the certificate(s) evidencing the Stock, properly endorsed, or accompanied by a duly executed stock power duly endorsed, in blank.

               I.2 Purchase Price. In consideration for the Stock and as payment in full therefor, the Purchaser shall pay the Purchase Price as follows: (a) the HSS Shareholders shall receive (in such proportions as they shall agree among themselves and advise Purchaser of on or prior to the Closing) (i) 20% of the outstanding stock of HIS Asia, which the parties agree shall consist of 200 shares of HIS Asia's common stock to be delivered within ten (10) business days after Closing; (ii) US$75,000 in cash payable US$50,000 within 30 days of Closing and US$25,000 payable in eleven payments of US$2,000 and a final payment of US$3,000, with the initial monthly payment commencing 60 days from Closing and continuing monthly thereafter until paid; and (iii) 100,000 shares of MAI restricted (Rule 144) common stock to be delivered to the HSS Shareholders (in such proportions as they shall agree among themselves and advise Purchaser of on or prior to the Closing) within ten (10) business days after Closing.

               I.3 Payment of Purchase Price and Other Obligations. If the obligations of the parties to proceed with the Closing set forth in Article VI are satisfied or waived, at the Closing, the Purchaser shall pay the Purchase Price as described in Section I.2 above. The Purchaser shall pay the liabilities of HSS and the HSS Subsidiaries to their officers and directors as set forth in
Schedule 2.14 as of May 31, 2002 and excluding accrued interest, in twelve (12) monthly installments commencing twelve (12) months after the Closing described in Section I.4 .

               I.4 Closing. The closing (the "Closing") of the purchase and sale of the Stock shall take place no later than June 30, 2002 at the offices of MAI Systems Corporation, 9601 Jeronimo Road, Irvine, CA 92618 as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time and place as the parties shall mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing."

                                   ARTICLE II

         Representations and Warranties of HSS, the HSS Subsidiaries and
                              the HSS Shareholders

               HSS, the HSS Subsidiaries and the HSS Shareholders (as the case may be) represent and warrant to the Purchaser as of the Closing that:

               II.1 Organization and Authority. HSS and the HSS Subsidiaries are companies duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation and have full corporate power and authority to conduct the Business as it was conducted prior to Closing and to own or lease all of their properties and assets. HSS and each of the HSS Subsidiaries is duly qualified or licensed to do business as a foreign corporation, and is in good standing as a foreign corporation, in every jurisdiction in which the ownership of its property or assets or the conduct or nature of the Business requires such qualification or license, and Schedule 0.1 sets forth a true and complete list of all such jurisdictions. HSS and each of the HSS Subsidiaries has previously delivered to the Purchaser true and complete copies of their Certificates of Incorporation and Bylaws (or their equivalents) as in effect on Closing. The Corporate Shareholder is a company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. HSS and the Corporate Shareholder have the requisite corporate power and authority to execute, deliver and perform this Agreement and such other documents as are contemplated hereunder to be executed and delivered at or prior to the Closing. The execution, delivery and performance by HSS and the Corporate Shareholder of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HSS and the Corporate Shareholder. This Agreement constitutes a valid and, assuming due execution and delivery by the Purchaser, binding obligation of HSS and the Corporate Shareholder, enforceable against HSS and the Corporate Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. Upon execution and delivery of the Ancillary Agreements by the parties thereto, such Ancillary Agreements will constitute valid and binding obligations of HSS and the Corporate Shareholder, enforceable against HSS and the Corporate Shareholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles.


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
               II.2 Noncontravention. The execution, delivery and performance of this Agreement by HSS and the Corporate Shareholder, the performance of this Agreement by HSS and the Corporate Shareholder and the consummation of the transactions contemplated hereby will not violate or conflict with, or constitute a breach or default under (a) the certificate of incorporation or bylaws (or equivalents) of HSS, the HSS Subsidiaries and the Corporate Shareholder or (b) any law, regulation, order, judgment or decree applicable to HSS, the HSS Subsidiaries or the Corporate Shareholder.

               II.3 No Governmental Consent or Approval Required. No authorization, consent, Permit, approval or other order of, declaration to, or registration, qualification, designation or filing with, any Governmental Entity is required for or in connection with the execution, delivery and performance of this Agreement by HSS and the Corporate Shareholder, the performance of this Agreement by HSS and and the Corporate Shareholder and the consummation of the transactions contemplated hereby, other than (a) the filing of notification under any applicable laws and the expiration or early termination of the waiting period thereunder, and (b) any consents, the failure to obtain would not prohibit the transfer of the Stock or the consummation of any of the transactions contemplated hereby or create a Lien on the Stock.

               II.4 Subsidiaries of the HSS Subsidiaries. The HSS Subsidiaries have no subsidiaries except as listed on Schedule 2.4(c). References herein to the HSS Subsidiaries include their subsidiaries, except as the context may otherwise require.

               II.5 Capitalization of HSS. The entire authorized capital stock of HSS consists of 200,000 shares of Common Stock of which 200,000 shares are issued and outstanding. All of the Stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding warrants, options, subscription, conversion, pre-emptive or other rights entitling any other Person to purchase or otherwise acquire any capital stock of HSS or the HSS Subsidiaries . The HSS Shareholders have good and valid title to all of the Stock, free and clear of all Liens and, subject to applicable securities laws and competition laws, free of any restriction on their right to transfer or exercise any voting or other right with respect thereto. At the Closing, good and valid title to the Stock, free and clear of all Liens, encumbrances, equities or claims shall be transferred from the HSS Shareholders to the Purchaser who has purchased such Stock without notice of an adverse claim thereto (within the meaning of applicable foreign laws and the Uniform Commercial Code).

               II.6 Financial Statements. HSS will, prior to closing, have delivered to the Purchaser the consolidated balance sheets of HSS and the HSS Subsidiaries as of May 31, 2002 (the "Balance Sheet") and its consolidated statements of operations and cash flows for the years ended December 31, 2000 and 2001 (together with the Balance Sheet, the "Financial Statements"). HSS will also, within ten (10) days after Closing, deliver a final

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Balance Sheet dated as of the Closing Date. The Financial Statements were prepared in accordance with GAAP or its local equivalent, consistently applied, and, fairly and accurately present the financial position of HSS and the HSS Subsidiaries as of the respective dates thereof and the results of operations, changes in financial position and cash flow of HSS and the HSS Subsidiaries for the respective periods covered thereby.

               II.7 Undisclosed Liabilities. HSS, the HSS Subsidiaries and the HSS Shareholders have no Knowledge of any liabilities required to be set forth on the Balance Sheet in accordance with GAAP or its local equivalent, except for
(a) liabilities incurred in the ordinary course of business since the date of the Balance Sheet and (b) liabilities that would not reasonably be expected to have a Material Adverse Effect.

               II.8 Absence of Certain Developments. Since the date of the Balance Sheet, there has not been, , (a) any change or event that has had or would reasonably be expected to have a Material Adverse Effect on the Business, other than (x) changes relating to or arising from general economic, market or financial conditions or generally affecting the industries or markets in which HSS or the HSS Subsidiaries operate or (y) changes relating to or arising from the consummation or disclosure of this Agreement or any transaction contemplated by this Agreement, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of HSS or the HSS Subsidiaries, (c) any loss, destruction or damage to any property of HSS or the HSS Subsidiaries, whether or not insured, that has had or would reasonably be expected to have a Material Adverse Effect on the Business, or (d) any material change in any of the significant accounting policies, practices or procedures of HSS or the HSS Subsidiaries with respect to the Business.

               II.9 Title to Properties.

               (a) Personal Property. Schedule II.9(a) sets forth the list of personal property of HSS and the HSS Subsidiaries being transferred to Purchaser at Closing. Except as disclosed in the Financial Statements, HSS and the HSS Subsidiaries have, good and marketable title to, or a valid leasehold interest in, all of the personal properties and assets held, occupied or used primarily in the Business, free and clear of all Liens other than (a) the lien of current taxes not yet due and payable, (b) Permitted Liens or (c) such other Liens which do not materially detract from the use of the property.

               (b) Real Property. Schedule 2.9(b) lists all real properties currently owned or leased by HSS and the HSS Subsidiaries, including all premises leases (collectively, the "Real Property"). HSS or the HSS Subsidiaries have good and marketable title to (or a leasehold interest in) all Real Property shown as owned or leased, if applicable, by it on Schedule 2.9(b), free and clear of all Liens other than Permitted Liens or such other Liens which do not materially detract from the value of such property.

               II.10 Contracts. Attached as Schedule 2.10(a) is a true and complete list of all debt instruments, contracts, leases, license agreements, employment and labor agreements, and other agreements to which HSS or the HSS Subsidiaries or any of their respective properties is subject or by which any thereof is bound which is either (a) material to the continued conduct of the Business as currently conducted or (b) which pursuant to its terms imposes payment obligations on HSS or the HSS Subsidiaries in excess of $50,000 annually or $300,000 in the aggregate ("Material Contracts"). Except as disclosed in
Schedule 2.10(b), each Material Contract is in full force and effect; and no breach or default or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by HSS or the HSS Subsidiaries or, to the Knowledge of HSS, any other party or obligor with respect thereto, exists and is continuing which in each case would reasonably be expected to materially impair the benefits expected to be derived therefrom. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of or default under any Material Contract, will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any material obligation of, HSS or the HSS Subsidiaries, and do not require any consent, approval, waiver or other action by any party to any such Material Contract, other than the matters identified in Schedule 2.10(b).

               II.11 Litigation. To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders and except as disclosed in Schedule 2.11, there is no written claim, filed complaint, arbitration, action, suit, proceeding or investigation pending or threatened, against or affecting the Business, (a) which if resolved adversely to would reasonably be expected to result in a Material Adverse Effect on the Business, or (b) seeking to prevent or challenge in any other manner the consummation of the transactions contemplated hereby. There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim pending, or to the Knowledge of HSS, threatened, against or affecting the Company, nor are there, to the Knowledge of HSS, any union organizing efforts with respect to employees of HSS or the HSS Subsidiaries..

               II.12 Compliance with Law; Governmental Permits. To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders and except as set forth in
Schedule 2.12, HSS or the HSS Subsidiaries are in compliance with all laws, regulations, orders, judgments and decrees of any Governmental Entity which are applicable to the Business, except such noncompliance as would not reasonably be expected to have a Material Adverse Effect on the Business and HSS holds and will transfer to the Purchaser at Closing, all Permits that are required by any Governmental Entity to permit the Purchaser to conduct the Business as now conducted, except for such Permits the absence of which would not reasonably be expected to have a Material Adverse Effect on the Business. To the Knowledge of HSS, each such material Permit is in full force and effect, except for any such Permit the absence of which would not reasonably be expected to have a Material

Adverse Effect on the Business. To the Knowledge of HSS, no suspension, cancellation or termination of any of such material Permits is threatened or imminent.

               II.13 Employee Benefit Plans. Except as disclosed in Schedule
2.13:

               (a) All benefit and compensation plans and agreements maintained by HSS or the HSS Subsidiaries which cover current employees of HSS or the HSS Subsidiaries (the "Employees"), including, but not limited to, employee benefit plans, deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans and severance plans (the "Benefit Plans"), are listed in Schedule 2.13(a). True and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Purchaser.

               (b) To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders, all Benefit Plans maintained by HSS or the HSS Subsidiaries which cover Employees (the "Plans"), are in substantial compliance with any applicable local laws and there is no material pending or, to the Knowledge of HSS, threatened, litigation relating to the Plans. HSS or the HSS Subsidiaries have not engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject them to a tax or penalty imposed by local laws in an amount which would be material.

               (c) To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders, all contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Financial Statements.

               (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of HSS or the HSS Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or (iii) result in any breach or violation of, or a default under, any of the Benefit Plans.

               II.14 Certain Interests. Except as set forth on Schedule 2.14 hereto, no officer or director of HSS or the HSS Subsidiaries is indebted or otherwise obligated to HSS or the HSS Subsidiaries, and HSS or the HSS Subsidiaries are not indebted or otherwise obligated to any such officer or director, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses or as set forth on Schedule 2.14.

               II.15 Intercompany Transactions. To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders and except as described in the financial statements or Schedule 2.15, incurred in the ordinary course of business since the date of the Balance Sheet or that is contemplated by, or will be discharged or terminated pursuant to this Agreement, HSS has no liabilities or obligations to the HSS Subsidiaries or related parties and none of the HSS Subsidiaries has any obligations to HSS.

               II.16 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker or other Person or firm engaged by or acting on behalf of HSS or any of the HSS Subsidiaries in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

               II.17 Environmental Matters. To the Knowledge of HSS, the HSS Subsidiaries and the HSS Shareholders and except as set forth in Schedule 2.17, or as would not be expected to have a Material Adverse Effect on the Business:
(i) HSS and the HSS Subsidiaries are in substantial compliance with all applicable Environmental Laws; (ii) HSS or the HSS Subsidiaries have not received any written notices from any Governmental Entity alleging the violation of any applicable Environmental Laws other than for matters that have been fully resolved; (iii) HSS or the HSS Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law; and (iv) HSS or the HSS Subsidiaries have not disposed of any Hazardous Substance on any property owned or operated by them or had any emissions or discharges of any Hazardous Substances except as permitted under applicable Environmental Laws.

               II. 18 HSS Shareholder's Breach of Representations and Warranties -- Post Closing. In the event that any representation and warranty made by the HSS Shareholders in this Agreement is determined after closing to have been false when made, and HIS Asia sustains money damages as result thereof, Purchaser, may for twelve (12) months following the Closing, pursue the HSS Shareholders for its actual damages, subject to the limitations contained in this section, incurred by HIS Asia solely as the result of such misrepresentation. Notwithstanding anything to the contrary contained in this Agreement, in no event whatsoever shall HIS Asia have the right to seek or recover its first One Hundred Thousand ($100,000) Dollars of its money damages from the HSS Shareholders nor shall it have the right to seek any sum in excess of Two Hundred Thousand ($200,000.00) Dollars from the HSS Shareholders. The foregoing states the HSS Shareholders' sole liability to Purchaser after the Closing. Purchaser shall have no right to deduct or set off sums claimed under this Section from any money or other consideration owed to Harbans Singh pursuant to his employment with HIS Asia.

                                   ARTICLE III

               Representations and Warranties of HIS Asia and HIS

               The Purchaser, HIS Asia and HIS hereby represent and warrant to HSS and the HSS Shareholders that:

               III.1 Organization and Authority. HIS Asia and HIS are companies or corporations duly organized, validly existing and in good standing under the laws of Singapore and the state of Delaware, respectively, and HIS Asia is the successor to Purchasers' hospitality businesses servicing Asia and Australia, including Hotel Information Systems Pte Ltd., a a Singapore Company, HIS Solutions Malaysia Sdn Bhd, a Malaysian company, Hotel Information Systems, Ltd., a Hong Kong company, and Boss Solutions Limited, a Hong Kong company . The Purchaser has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by the Purchaser of this Agreement and any Ancillary Agreement to which the Purchaser is to be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes a valid and, assuming due execution by HSS and the HSS Shareholders, binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and to general equitable principles. Upon execution and delivery of the Ancillary Agreements to which the Purchaser is to be a party by the parties thereto, such Ancillary Agreements will constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles.

               III.2 Noncontravention. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not violate or conflict with, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under (a) the charter documents of the Purchaser or (b) any law, regulation, order, judgment, or decree applicable to the Purchaser.

               III.3 No Governmental Consent or Approval Required. To the best of its knowledge no authorization, consent, Permit, approval or other order of, declaration to, or registration, qualification, designation or filing with, any Governmental Entity or any other Person is required for or in connection with the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby, other than (a) the filing of notification under appropriate local laws and the expiration or early termination of the waiting period thereunder and (b) any consents, the failure to obtain would not prohibit the transfer of the Stock or the consummation of any of the transactions contemplated hereby.

               III.4 Financial Capability. The Purchaser has, or has access to, sufficient funds to make the payment of the Purchase Price on the terms and conditions contemplated by this Agreement.

                                   ARTICLE IV

                                    Covenants

               IV.1 Due Diligence and Access. HSS has permitted the Purchaser and its representatives to have access, during regular business hours, to the assets, employees, books and records of HSS or the HSS Subsidiaries relating to the Business, and has furnished, or caused to be furnished, to the Purchaser and its representatives such financial, tax and operating data and other available information with respect to the Business as the Purchaser.

               IV.2 Conduct of Business. Since the review by Purchasers, HSS has conducted the Business in the ordinary and usual course consistent with past practice, and use its commercially reasonable efforts to preserve intact the Business and related relationships with customers, service providers and other third parties and has not:

                       (a) issued or transferred any capital stock of HSS or the HSS Subsidiaries or any security convertible into or exchangeable for any such capital stock or any right to acquire any such capital stock;

                       (b) made any change in their respective certificates of incorporation or bylaws;

                       (c) disposed of any material part of their assets or property;

                       (d) incurred or assumed any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practice;

                       (e) liquidated, dissolved or otherwise reorganized or sought protection from creditors;

                       (f) adopted or amended in any respect any Benefit Plan if such will increase the obligation of Purchaser;

                       (g) entered into any lease for real property, except renewals of existing leases in the ordinary course of business;

                       (h) entered into any contract or agreement or engage in any other type of transaction with between HSS and the HSS Subsidiaries other than in the normal course of business consistent with past practice; or

                       (i) agreed or committed itself to do any of the foregoing.

               IV.3 Commercially Reasonable Efforts; Government Approvals.

               (a) Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary for it to do under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required by applicable laws and regulations in connection with approvals of or filings with any Governmental Entity), (ii) to satisfy the conditions precedent to the obligations of the parties hereto and (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by the Purchaser, HSS or the HSS Subsidiaries in connection with the acquisition of the Stock or the taking of any action contemplated by this Agreement.

               (b) Subject to appropriate confidentiality protections, each of the parties hereto shall furnish to the other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing and shall provide the other party with copies of all filings made by such party with any Governmental Entity and, upon request, any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (c) Without limiting the generality of the foregoing, the Purchaser and HSS agree to take or cause to be taken the following actions where required by any appropriate local laws: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable Competition Laws ("Governmental Antitrust Entity") information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the acquisition of the Stock and the transactions contemplated by this Agreement and (ii) without in any way limiting the other provisions of this Section 4.3, file any notification and report form and related material required under applicable local laws as soon as practicable and in any event not later than 10 Business Days after the date hereof, and thereafter use its reasonable best efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under local laws Each party hereto shall provide to the other copies of all correspondence between it (or its advisor) and any Governmental Antitrust Entity relating to the acquisition of the Stock or any matters described in this Section 4.3. Each party hereto agrees that the other party shall have the right to participate in any meeting between the first party and any Governmental Antitrust Entity relating to the acquisition of the Stock or any matters described in this Section 4.3.

               IV.4 Confidentiality. Each party hereto, will hold all confidential information provided to such party by or on behalf of the other party hereto in confidence pursuant to the terms of the Confidentiality Agreement. Upon any termination of this Agreement, each party hereto will promptly return to the other party such information provided to the first party, including any copies of such information. Each party hereto acknowledges that the other party would be irreparably harmed by a breach of this Section 4.4 and that there would be no adequate remedy at law or in damages to compensate the other party for any such breach and agrees that, in addition to any other remedy, the other party shall be entitled to one or more injunctions requiring specific performance by the first party of this Section 4.4, and the first party consents to the entry thereof.

               IV.5 Employee Benefits; Employees. The Purchaser shall, on and for at least one year after the Closing, provide the employees of HIS Asia with employee benefit and compensation plans, programs, policies and arrangements which are (i) no less favorable in the aggregate than the benefit and compensation plans, programs, policies and arrangements currently being provided by MAI's wholly owned Singapore subsidiary, Hotel Information Systems, Pte. Limited, to their employees prior to the Closing. Each such employee benefit and compensation plan, program, policy or arrangement shall give full credit for each participant's period of service with HSS or the HSS Subsidiaries prior to the Closing for purposes of determining eligibility, vesting and the amount of benefits (including subsidies relating to such benefits). Each employee welfare benefit plan provided to the employees of HIS Asia from and after the Closing shall (i) give full credit for co-payments, deductibles and out-of-pocket expenses under HSS or the HSS Subsidiaries' Benefit Plans with respect to the current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any employee covered under a Benefit Plan (which is a group health plan) immediately prior to the Closing.

               IV.6 Insurance.

               (a) Prior to the Closing, HSS shall have taken such action as may have been required to ensure that any insurance coverage for any claims that have been filed with the applicable insurers prior to the Closing relating to HSS or the HSS Subsidiaries will continue with respect to such claims following the Closing, and HSS agrees to pay insurance proceeds (net of any out-of-pocket unreimbursed costs or expenses of HSS or the HSS Subsidiaries incurred in defense of such claim) resulting from such coverage promptly after receipt thereof. From and after the date hereof, HSS shall diligently pursue insurance coverage for any claims filed with third party insurers prior to the Closing relating to HSS or the HSS Subsidiaries. Following the Closing, HIS Asia shall be responsible for the control of all claims filed with third party insurers, subject to the control exercised by any insurers in accordance with the applicable insurance policies.

               (b) As of the Closing, the coverage under all insurance policies related to HSS or the HSS Subsidiaries may be continued in force for the benefit of HIS Asia at the expense of HIS Asia. HIS Asia agrees to arrange for its own insurance policies with respect to its operations, within thirty (30) days after Closing.

               IV.7 Local Laws Relating to Corporate Changes in Control and Personnel. The Purchaser shall comply with any local laws relating to corporate changes in control or personnel.

                                    ARTICLE V

                                   Tax Matters

               V.1 Definitions. For purposes of this Agreement, "Taxes" shall mean all federal, state, local and foreign income, property, sales and use, excise, withholding, franchise, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or similar taxes imposed on the income, properties or operations of HSS or the HSS Subsidiaries, together with any penalties, additions or interest relating thereto and any interest in respect of such additions or penalties; "Tax Return" shall mean all reports and returns required to be filed with respect to Taxes including, without limitation, combined or consolidated returns for HSS or the HSS Subsidiaries.

               V.2 Tax-Related Representations and Warranties.

               (a) Tax Allocation Agreements. HSS represents and warrants to the Purchaser that, except as disclosed in Schedule 5.2(a), HSS or the HSS Subsidiaries are not a party to any agreement, contract or understanding relating to any sharing by HSS or the HSS Subsidiaries of any Tax liability of any other Person.

               (b) Tax Returns and Reports. HSS represents and warrants to the Purchaser that except as set forth in Schedule 5.2(b), (i) all Tax Returns that are required to be filed by or with respect to HSS or the HSS Subsidiaries, have been or will be duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be paid in full, (iii) all deficiencies asserted or assessments made on or before closing as a result of any tax examinations have been settled or paid in full, (iv) no issues that have been raised in writing on or before Closing by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause
(i) are currently pending and (v) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of HSS or the HSS Subsidiaries.

               (c) No Withholding. HSS represents and warrants to the Purchaser that no tax is required to be withheld pursuant to such local laws as are applicable as a result of the transfer contemplated by this Agreement.

               V.3 Liability for Taxes and Related Matters.

               (a) Liability of HSS for Taxes. HSS and the HSS Subsidiaries shall be liable for and indemnify Purchaser for all Taxes including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included HSS or the HSS Subsidiaries and Taxes resulting from HSS or the HSS Subsidiaries ceasing to be an affiliate, (i) imposed on HSS or the HSS Subsidiaries for any taxable year, (ii) imposed on HIS Asia or for which HIS Asia may otherwise be liable for any taxable year or period that ends on or before the Closing and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. HSS shall be entitled to any refund of Taxes of HIS Asia receives for such periods.

               (b) Liability of Purchaser for Taxes. The Purchaser shall be liable for and shall indemnify HSS, the HSS Subsidiaries and HSS Shareholders for the Taxes of HIS Asia for any taxable year or period that begins after Closing and, with respect to any taxable year or period beginning before and ending after the Closing, the portion of such taxable year beginning after the Closing. The Purchaser shall be entitled to any refund of Taxes of HIS Asia received for such periods.

               (c) Tax Periods. With respect to any Taxes for any taxable period that includes but does not end as of the Closing, the amount of Taxes subject to indemnification hereunder shall be calculated as if such taxable period ended as of the close of business on the Closing, except that property Taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated based on the number of days in the annual period elapsed through the Closing compared to the number of days in the annual period elapsing after the Closing.

               V.4 Tax Returns. HSS shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to HSS or the HSS Subsidiaries for taxable years or periods ending on or before the Closing and shall pay any Taxes due in respect of such Tax Returns, and Purchaser shall prepare in accordance with past practice and shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to HIS Asia for taxable years or periods ending after the Closing (and its predecessors for periods ending after the Closing) and shall remit any Taxes due in respect of such Tax Returns.

               V.5 Transfer Taxes. Notwithstanding anything to the contrary in this Article, the parties shall equally bear all transfer taxes arising in connection with the transactions under this Agreement.

               V.6 Information to be Provided by the Purchaser. With respect to the period prior to the Closing, the Purchaser shall promptly cause HIS Asia to prepare and provide to HSS a package of tax information materials (the "Tax Package"), which shall be completed in accordance with past practice including past practice as to providing the information, schedules and work papers and as to the method of computation of separate taxable income or other relevant measure of taxation of HIS Asia. The Purchaser shall cause the Tax Package for the portion of the taxable period ending on the Closing to be delivered to HSS within one hundred twenty (120) days after the Closing. The Tax Package shall also include the reports prepared by MAI's auditors for each of the current Asian subsidiaries of HIS or MAI.

               V.7 Tax Proceedings.

               (a) Right to Control Proceedings. HSS shall have the responsibility for, and the right to control, at HSS's expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing and to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing if such audit or disposition thereof could give rise to a claim for indemnification hereunder (any such audit or disposition, a "Tax Proceeding").

               (b) Notice; Reports. HSS's right to control a Tax Proceeding shall commence upon the receipt by the Purchaser or any of its Affiliates (including, after the Closing, HIS Asia) of a proposed adjustment to Tax for the period under audit or examination communicated in writing. The Purchaser shall promptly notify HSS in writing upon their learning of the pendency of a Tax Proceeding and shall fully cooperate with HSS in the conduct of such Tax Proceeding. The failure on the part of the Purchaser to promptly notify HSS of the pendency of a Tax Proceeding shall not in any way discharge HSS's indemnity obligations hereunder, except that the Purchaser shall be liable for any increase in penalties, interest, other assessments or fees and expenses which are due to any delay in promptly notifying HSS of the pendency of any Tax Proceeding and shall be responsible for any indemnity obligations to the extent that HSS is prejudiced as a result of such delay. Without the prior written consent of HSS (which consent shall not be unreasonably withheld), neither the Purchaser nor any of its Affiliates shall settle or compromise any claim for Taxes that might result in HSS's being required to make an indemnity payment pursuant to Section 5.4(a). The Purchaser shall, and shall cause HIS Asia to, cooperate with HSS including providing reasonable access to records, returns and supporting information, in connection with any Tax Proceeding or matter as to which the Purchaser may seek indemnity or other relief for HSS under this
Article V. The Purchaser promptly shall pay HSS any refunds, rebates or other recoveries received by HIS Asia to which HSS is entitled pursuant to Section 5.3(a).

               V.8 Assistance and Cooperation. After the Closing, each of HSS and the Purchaser shall (i) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Article V,
(ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of HIS Asia, (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of HIS Asia, (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of HIS Asia for taxable periods for which the other may have a liability under this Article V and (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

               V.9 Survival, Etc. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties and the indemnification obligations set forth in this Article V shall survive the Closing and shall remain in effect until the expiration of the applicable statute of limitations.

                                   ARTICLE VI

                              Conditions to Closing

               VI.1 Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the conditions set forth in this Section 6.1, any one or more of which may be waived, in whole or in part, by the Purchaser:

               (a) Approvals. With respect to any applicable local laws, the parties shall have procured such approvals, if applicable, or there shall have occurred the expiration or early termination of the applicable waiting periods, if any, with respect thereto without there being any continuing objection thereto.

               (b) Orders. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the sale of the Stock or the transactions contemplated by the Ancillary Agreements.

               (c) Accuracy of Representations. The representations and warranties of HSS and the HSS Shareholders in this Agreement shall be true and correct at the Closing , except where the failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on the Business, or Purchaser has knowledge of the inaccuracy of such representations and warranties based up its due diligence investigation of HSS and the HSS Shareholders, and the Purchaser shall have received a certificate, dated the Closing, of the executive officer of HSS and from HSS Shareholders to that effect in the form set forth as Exhibit B hereto.

               (d) Performance of Covenants. HSS and the HSS Shareholders shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing, and the Purchaser shall have received a certificate, dated as of the Closing, of the executive officer of HSS to that effect.

               (e) Resignation of Directors. The directors of HSS and the HSS Subsidiaries shall have submitted their resignations in writing, effective as of the Closing, to HIS Asia.

               (f) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by the parties thereto and be in full force and effect.

               (g) Opinion of Counsel. Purchaser shall have received the opinion of counsel for HSS in the form set forth as Exhibit A hereto.

               (h) Closing Balance Sheet. HSS commits to use best efforts to provide to Purchaser a Balance Sheet dated as of the Closing within ten (10) days after Closing.

               VI.2 Conditions to the Obligations of HSS. The obligations of HSS and the HSS Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the conditions set forth in this Section 6.2, any one or more of which may be waived, in whole or in part, by the Purchaser.

               (a) Approvals. With respect to applicable local laws , the parties shall have procured such approvals, if applicable, or there shall have occurred the expiration or early termination of the applicable waiting periods, if any, with respect thereto without there being any continuing objection thereto.

               (b) Orders. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the sale of the Stock or the transactions contemplated by the Ancillary Agreements.

               (c) Accuracy of Representations. The representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects at the Closing, . HSS shall have received a certificate, dated the Closing, of an executive officer of the Purchaser to that effect, in the form set forth as Exhibit D hereto.

               (d) Performance of Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed or complied with by it at Closing, and HSS and the HSS Shareholders shall have received a certificate, dated the Closing, of an executive officer of the Purchaser to that effect.

               (e) Ancillary Agreements. The Ancillary Agreements shall have been executed and delivered by the parties thereto and be in full force and effect.

               (f) Opinion of Counsel. HSS shall have received the opinion of counsel for Purchaser in the form set forth as Exhibit C hereto.

               (g) Formation of HIS Asia. HIS Asia shall be formed within ten
(10) business days after Closing.

                                   ARTICLE VII

                Investment Representations and Shareholder Rights

               VII.1 Shareholders' Investment Representations. Shareholders understand that the shares to be issued to them in HIS Asia and MAI have not been registered under any foreign securities laws or the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. HSS Shareholders also understand that the shares of HIS Asia and MAI are being offered and sold pursuant to an exemption from registration contained in applicable foreign securities laws and the Securities Act and state securities laws based in part upon HSS Shareholders' representations contained in this Agreement. Seller hereby represents and warrants to the Purchaser as follows:

               (a) Shareholders' Risk. HSS Shareholders must bear the economic risk of this investment and understand that HIS Asia and MAI have no present intention of registering the HIS Asia and MAI shares. HSS Shareholders also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow HSS Shareholders to transfer all or any portion of the HIS Asia or MAI shares under the circumstances, in the amounts or at the times HSS Shareholders might propose.

               (b) Acquisition for Shareholders' Own Account. HSS Shareholders are acquiring the HIS Asia and MAI shares for theirs own account for investment only, and not with a view towards their distribution.

               VII.2 Accredited Investor. HSS Shareholders represent that they are "accredited investors" within the meaning of Regulation D under the Securities Act.

               VII.3 Purchaser Information. HSS Shareholders have read the information concerning MAI contained in its public reports as filed with the Securities and Exchange Commission and has had an opportunity to discuss MAI's business, management and financial affairs with directors, officers and management of the Purchaser. HSS Shareholders have also had the opportunity to ask questions of and receive answers from, MAI and its management regarding the terms and conditions of this investment in MAI and HIS Asia.

               VII.4 HIS Asia and MAI Shares Legend. Certificates evidencing the HIS Asia and MAI shares shall bear appropriate legends concerning the restrictions on transferability imposed by applicable foreign, Federal and state securities laws including, without limitation, the following:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

               VII.5 Purchaser's Investment Representations. Purchaser understands that the HSS shares have not been registered under the Securities Act or applicable foreign securities laws. Purchaser also understands that the HSS shares are being offered and sold pursuant to an exemption from registration contained in foreign securities laws and the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants to HSS and the HSS Shareholders that it is an accredited investor and as follows:

               (a) Purchaser Bears Economic Risk. Purchaser must bear the economic risk of this investment. Purchaser also understands that there is no assurance that any exemption from registration under applicable foreign securities laws and/or the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the HSS Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) Acquisition for Purchaser's Own Account. Purchaser is acquiring the HSS Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c). HSS Shares Legend. Certificates evidencing the HSS shares shall bear appropriate legends concerning the restrictions on transferability imposed by applicable foreign, Federal and state securities laws.

               VII.6 Shareholder's Agreement. The parties agree to execute the Shareholders' Agreement in substantially the form set forth as Exhibit E hereto.

               VII.7 Registration of MAI Common Stock. In the event that MAI undertakes a registration of its common stock after the the Closing, MAI hereby grants "piggyback" registration rights to the HSS Shareholders, such that MAI will use its best efforts to include in such registration, any unregistered MAI common stock in the hands of HSS Shareholders at no expense to the HSS Shareholders. The HSS Shareholders agree to reasonably cooperate with MAI as required to ensure the successful registration of their shares.

                                  ARTICLE VIII

                                 Indemnification

               VIII.1 Survival of Representations, Warranties, Covenants and Agreements. Except as provided in Section II.18, the representations and warranties included or provided for herein shall not survive the Closing.

                                   ARTICLE IX

                               Certain Definitions

               IX.1 Certain Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agreement" means this Agreement by and between HSS, the HSS Shareholders and the Purchaser, as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

               "Ancillary Agreements" shall mean the Shareholders' Agreement.

               "Balance Sheet" has the meaning set forth in Section 2.6.

               "Benefit Plans" has the meaning set forth in Section 2.13(a).

               "Business" shall mean the hospitality software systems business of HSS and the HSS Subsidiaries.

               "Business Days" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York are authorized or obligated by law or executive order to close.

               "Closing" has the meaning set forth in Section 1.4.

               "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

               "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated January, 2000, between HSS and the Purchaser.

               "Employees" has the meaning set forth in Section 2.13(a).

               "Environmental Law" shall mean any applicable law, regulation, code, license, permit, order, judgment, decree or injunction promulgated by any Governmental

Entity (i) for the protection of the environment, (including air, water, soil and natural resources) or (ii) regulating the use, storage, handling, release or disposal of Hazardous Substances, in each case as presently in effect.

               "Financial Statements" has the meaning set forth in Section 2.6.

               "GAAP" shall mean generally accepted accounting principles in the United States, or its local equivalent, as in effect from time to time.

               "Governmental Antitrust Entity" has the meaning set forth in
Section 4.3(c).

               "Governmental Entity" shall mean any court, administrative agency or commission or other national, federal, state or local governmental authority or instrumentality.

               "HSS" has the meaning set forth in the first paragraph hereof.

               "HSS Subsidiaries" has the meaning set forth in the first paragraph hereof.

               "Knowledge" shall mean, with respect to any Person, the actual Knowledge of any officer with a rank of vice president or higher of such Person, the law department of such Person or any other employee of such Person with responsibility for the particular subject area or subject matter.

               "Lien" shall mean any mortgage, pledge, security interest, lien, charge, encumbrance, equity, claim, option, tenancy, right or restriction on transfer of any nature whatsoever.

               "Losses" means any and all fines, liabilities, judgments, losses, costs, expenses, or actual damages, including in each case, interest, penalties, reasonable attorneys' fees and reasonable costs of investigations and litigation.

               "Material Adverse Effect" shall mean any material adverse effect on the assets or properties used in, or the condition (financial or otherwise) or results of operations with respect to, the Business taken as a whole.

               "Material Contracts" has the meaning set forth in Section 2.10.

               "Permit" shall mean any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

               "Permitted Liens" shall mean the following types of Liens: (a) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of such amounts overdue for a period in excess of 30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (b) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the Business; and (c) any zoning or similar law or right reserved to or vested in any Governmental Entity to control or regulate the use of any real property.

               "Person" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Governmental Entity or any other entity.

               "Plans" has the meaning set forth in Section 2.13(b).

               "Purchase Price" shall have the meaning as set forth in Section
I.2 herein.

               "Real Property" has the meaning set forth in Section 2.9(b).

               "Schedule" shall mean a disclosure schedule delivered by HSS to the Purchaser on or prior to the date of this Agreement.

               "Shareholders' Agreement" shall mean the Shareholders' Agreement substantially in the form attached hereto as Exhibit E.

               "Stock" has the meaning set forth in Recitals of this Agreement.

               "Taxes" has the meaning set forth in Section 5.1.

               "Tax Package" has the meaning set forth in Section 5.6.

               "Tax Proceeding" has the meaning set forth in Section 5.7(a).

               "Tax Return" has the meaning set forth in Section 5.1.

                                    ARTICLE X

                                  Miscellaneous


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
               X.1 Amendments. This Agreement may not be amended or modified except by the express written consent of the parties hereto.

               X.2 Assignment. Neither party may assign this Agreement or its rights or obligations hereunder, whether by operation of law or otherwise, to any third party without the prior written consent of the other party.

               X.3 Notices. All notices or communications hereunder shall be in writing and shall be sent by personal service, by facsimile transmission or by overnight mail by courier of internationally recognized standing addressed as follows (or such other address as such party may designate in writing):

               To the Purchaser:

               MAI Systems Corporation
               9601 Jeronimo Road
               Irvine, California 92618
               Attention:  W. Brian Kretzmer
               Facsimile:  (949) 598-6606

               With a copy to:

               David Griffith, General Counsel
               MAI Systems Corporation
               9601 Jeronimo Road
               Irvine, California 92618
               Facsimile:  (949) 598-6333


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
               To HSS and the HSS Subsidiaries:

               Hospitality Services and Solutions

               --------------------------------

               --------------------------------

               Attention:  Harban Singh
               Facsimile:  (     )     -

               To the Corporate Shareholder:

               --------------------------------

               --------------------------------

               --------------------------------

               Attention:
               Facsimile: (     )     -

               With a copy to:

               Elliott Stein
               Stevens & Lee
               190 Brodhead Road, Suite 200
               Lehigh Valley, PA  18002
               Facsimile: (610) 371-8506

Any notice hereunder shall be effective upon receipt by the intended recipient.

               X.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

               X.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Singapore.

               X.6 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an

Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP or local equivalent, and
(c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

               X.7 Entire Agreement. This Agreement, together with any agreement executed and delivered by the parties concurrently herewith and the Schedules and Exhibits attached hereto and together with the Confidentiality Agreement, constitutes the entire agreement between the Purchaser and HSS with respect to the subject matter hereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements between the parties with respect to the Stock purchased hereunder and the subject matter hereof, other than the Confidentiality Agreement.

               X.8 Publicity and Confidentiality. Concurrent with the Closing or thereafter, the parties may jointly prepare a news release or other announcement regarding this Agreement and, subject to their respective legal obligations or stock exchange requirements, thereafter will consult with each other regarding the text of any press release or other public statement relating to the transaction contemplated by this Agreement prior to any release or filing thereof. The Confidentiality Agreement shall survive the Closing, however, the Purchaser may disclose such terms of the Agreement as are mandated by its reporting requirements under the 1934 Securities Exchange Act, including filing the Agreement as an exhibit to such reports.

               X.9 Expenses. HSS, the HSS Subsidiaries, the HSS Shareholders, and the Purchaser each shall pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel.

               X.10 No Third Party Beneficiaries. Except for Section 4.5, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               X.11 Jurisdiction; Arbitration; Waivers. Any controversy arising out of or relating to this Agreement shall be submitted to arbitration in Singapore before a panel of three (3) arbitrators selected in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce, and shall be conducted in accordance with its Commercial Arbitration Rules; provided, however, that provisional injunctive relief may, but need not, be sought by any party in a court of law in Singapore while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrators. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrators deem just and equitable, including any and all remedies provided by Singapore law. At the conclusion of the arbitration, the Arbitrators shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrators' award or decision is based. Any award or relief granted by the Arbitrators hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction in Singapore. All parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The parties agree that in any proceeding to enforce the terms of this Agreement, the prevailing party shall be entitled to its or his or her reasonable attorneys' fees and costs incurred by it or him or her in connection with resolution of the dispute in addition to any other relief granted.

               X.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written, by the duly authorized representatives of the parties hereto.

[SIGNATURE BLOCKS ON NEXT PAGE]

                                    HOTEL INFORMATION SYSTEMS, INC.


                                    By:
                                            --------------------------------
                                            Name: W. Brian Kretzmer
                                            Title: President

                                    MAI SYSTEMS CORPORATION (as to the
                                    obligations created by Sections I.2 (iii) and VII.7 only)

                                    By:
                                            --------------------------------
                                            Name: W. Brian Kretzmer
                                            Title: President

                                    HIS ASIA, PTE. LIMITED


                                    By:
                                            --------------------------------
                                    Its:
                                            --------------------------------
                                    HOSPITALITY SERVICES & SOLUTIONS


                                    By:
                                            --------------------------------
                                            Name: Harbans Singh
                                            Title: President

                                    INDIVIDUAL SHAREHOLDER:


                                    -------------------------------
                                    Harbans Singh

                                    CORPORATE SHAREHOLDER:


                                    By:
                                            --------------------------------
                                            Name:
                                            Title: